Tenable Announces First Quarter 2020 Financial Results

•	Added 319 new enterprise platform customers and 24 net new six-figure customers

•	Revenue of $102.6 million, up 28% year-over-year

•	Net cash provided by operating activities of $4.5 million

•	Free cash flow of $3.9 million, which is our first quarter of positive free cash flow as a public company
COLUMBIA, Maryland, April 28, 2020 — Tenable (Nasdaq: TENB), the Cyber Exposure company, today announced financial results for the quarter ended March 31, 2020.
"In this unprecedented time and incredibly uncertain environment, Tenable has delivered a successful first quarter," said Amit Yoran, Chairman and CEO of Tenable. "Our highly resilient and deeply committed team has come together to deliver impressive top- and bottom-line results, highlighted by our first quarter of positive free cash flow. We believe our Cyber Exposure solutions continue to be strategic, and we are well positioned to serve our customers' needs as their risk profiles continue to evolve."
First Quarter 2020 Financial Highlights

•	Revenue was $102.6 million, representing a 28% increase year-over-year.

•	Calculated current billings was $99.2 million, representing a 22% increase year-over-year.

•	GAAP loss from operations was $21.7 million, compared to a loss of $22.7 million in the first quarter of 2019.

•	Non-GAAP loss from operations was $7.7 million, compared to a loss of $13.2 million in the first quarter of 2019.

•	GAAP net loss was $23.0 million, compared to a loss of $21.4 million in the first quarter of 2019.

•	GAAP net loss per share was $0.23, consistent with the first quarter of 2019.

•	Non-GAAP net loss was $8.8 million, compared to a loss of $12.6 million in the first quarter of 2019.

•	Non-GAAP net loss per share was $0.09, compared to a loss per share of $0.13 in the first quarter of 2019.

•	Cash and cash equivalents and short-term investments were $226.7 million at March 31, 2020, compared to $212.3 million at December 31, 2019.

•	Net cash provided by operating activities was $4.5 million, compared to $0.9 million net cash used in operating activities in the first quarter of 2019.

•	Free cash flow was $3.9 million, compared to $(3.2) million in the first quarter of 2019.

•
Both cash flows from operating activities and free cash flow included a reduction related to employee stock purchase plan activity of $3.7 million and $4.9 million in the first quarter of 2020 and 2019, respectively. The first quarter of 2020 also included $0.7 million of acquisition-related payments for Indegy and $0.1 million of capital expenditures for our new headquarters.

Recent Business Highlights

•	Added 319 new enterprise platform customers and 24 net new six-figure customers.

•
Unveiled new Tenable.io® Web Application Scanning product enhancements to help enterprises secure the web applications that power the digital economy and represent the most common cyber attack threat they face.

•	In response to the COVID-19 crisis, Tenable launched a program designed to help customers secure their remote workforces:

◦	Extended all Tenable.io licenses to cover additional assets through June 15 to assist with remote workforce transition.

◦	Offered Tenable.io licenses with agent scanning to Tenable.sc™ and Nessus® customers through June 15.

◦
Coordinated weekly virtual webinars with Tenable’s principal engineers which included tips on how to set up agent scanning, deployment best practices and live Q&A with experts to help address specific queries.

Financial Outlook
For the second quarter of 2020, we currently expect:

•	Revenue in the range of $101.0 million to $103.0 million.

•	Non-GAAP loss from operations in the range of $5.5 million to $3.5 million.

•	Non-GAAP net loss in the range of $6.0 million to $4.0 million.

•	Non-GAAP net loss per share in the range of $0.06 to $0.04.

•	99.8 million basic weighted average shares outstanding.
Given the uncertainty around the duration of the current public health crisis and its impact on the overall economy, there is a wide range of outcomes for this year. As such, we are withdrawing our 2020 guidance for revenue, calculated current billings, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share, which we provided on February 4, 2020.
Conference Call Information
Tenable will host a conference call at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. A replay of the webcast will be available until May 12, 2020.
About Tenable
Tenable® is the Cyber Exposure company. Over 30,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include more than 50 percent of the Fortune 500, more than 30 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
Andrea DiMarco
investors@tenable.com
Media Relations
Cayla Baker
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures and Other Key Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We present these non-GAAP financial measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash (used in) provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for investment in our business and to make acquisitions. We believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.
Non-GAAP Loss from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets. Acquisition-related expenses include transaction expenses and costs related to the transfer of acquired intellectual property.
Non-GAAP Net Loss and Non-GAAP Net Loss Per Share: We define non-GAAP net loss as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets, including the applicable tax impact. We use non-GAAP net loss to calculate non-GAAP net loss per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation and acquisition-related expenses.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2020	2019
Revenue	$102,648	$80,301
Cost of revenue(1)	18,701	13,226
Gross profit	83,947	67,075
Operating expenses:
Sales and marketing(1)	59,855	52,689
Research and development(1)	26,831	21,935
General and administrative(1)	18,933	15,136
Total operating expenses	105,619	89,760
Loss from operations	(21,672)	(22,685)
Interest income, net	734	1,556
Other expense, net	(960)	(214)
Loss before income taxes	(21,898)	(21,343)
Provision for income taxes	1,079	97
Net loss	$(22,977)	$(21,440)

Net loss per share, basic and diluted	$(0.23)	$(0.23)
Weighted-average shares used to compute net loss per share, basic and diluted	98,855	93,738
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2020	2019
Cost of revenue	$747	$652
Sales and marketing	4,496	3,366
Research and development	2,948	2,030
General and administrative	4,844	3,271
Total stock-based compensation	$13,035	$9,319

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$107,769	$74,363
Short-term investments	118,924	137,904
Accounts receivable (net of allowance for doubtful accounts of $399 and $764 at March 31, 2020 and December 31, 2019, respectively)	74,378	94,827
Deferred commissions	28,751	28,499
Prepaid expenses and other current assets	25,632	27,369
Total current assets	355,454	362,962
Property and equipment, net	30,534	26,847
Deferred commissions (net of current portion)	41,991	43,766
Operating lease right-of-use assets	41,283	42,847
Intangible assets, net	14,929	15,508
Goodwill	54,138	54,138
Other assets	11,245	12,544
Total assets	$549,574	$558,612

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,404	$1,732
Accrued expenses	14,536	8,436
Accrued compensation	23,357	36,634
Deferred revenue	270,916	274,348
Operating lease liabilities	4,866	5,209
Other current liabilities	750	1,284
Total current liabilities	318,829	327,643
Deferred revenue (net of current portion)	87,175	88,779
Operating lease liabilities (net of current portion)	40,301	40,663
Other liabilities	2,893	2,622
Total liabilities	449,198	459,707

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 100,003 and 98,587 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively)	1,000	986
Additional paid-in capital	687,311	662,990
Accumulated other comprehensive income	163	50
Accumulated deficit	(588,098)	(565,121)
Total stockholders’ equity	100,376	98,905
Total liabilities and stockholders’ equity	$549,574	$558,612

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in thousands)	2020	2019
Cash flows from operating activities:
Net loss	$(22,977)	$(21,440)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,678	1,622
Stock-based compensation	13,035	9,319
Deferred income taxes	41	—
Other	474	(284)
Changes in operating assets and liabilities:
Accounts receivable	20,813	11,104
Prepaid expenses and other current assets	1,663	1,374
Deferred commissions	1,523	(377)
Other assets	2,155	54
Accounts payable and accrued expenses	3,669	3,372
Accrued compensation	(13,277)	(7,233)
Deferred revenue	(5,036)	2,002
Other current liabilities	(535)	(429)
Other liabilities	266	42
Net cash provided by (used in) operating activities	4,492	(874)

Cash flows from investing activities:
Purchases of property and equipment	(614)	(2,306)
Purchases of short-term investments	(58,831)	(53,915)
Sales and maturities of short-term investments	78,175	41,750
Net cash provided by (used in) investing activities	18,730	(14,471)

Cash flows from financing activities:
Principal payments under finance lease obligations	(4)	(4)
Proceeds from stock issued in connection with the employee stock purchase plan	7,307	8,579
Proceeds from the exercise of stock options	3,978	9,878
Net cash provided by financing activities	11,281	18,453
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,097)	(258)
Net increase in cash and cash equivalents and restricted cash	33,406	2,850
Cash and cash equivalents and restricted cash at beginning of period	74,665	165,378
Cash and cash equivalents and restricted cash at end of period	$108,071	$168,228

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended March 31,
(in thousands)	2020	2019
Subscription revenue	$86,390	$64,737
Perpetual license and maintenance revenue	13,419	13,527
Professional services and other revenue	2,839	2,037
Revenue(1)	$102,648	$80,301
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software and cloud-based solutions and maintenance associated with perpetual licenses, represented 93% and 91% of revenue for the three months ended March 31, 2020 and 2019, respectively.

Calculated Current Billings	Three Months Ended March 31,
(in thousands)	2020	2019
Revenue	$102,648	$80,301
Add: Deferred revenue (current), end of period	270,916	214,508
Less: Deferred revenue (current), beginning of period	(274,348)	(213,644)
Calculated current billings	$99,216	$81,165

Free Cash Flow	Three Months Ended March 31,
(in thousands)	2020	2019
Net cash provided by (used in) operating activities	$4,492	$(874)
Purchases of property and equipment	(614)	(2,306)
Free cash flow(1)	$3,878	$(3,180)
________________
(1)    Free cash flow included a reduction related to employee stock purchase plan activity of $3.7 million and $4.9 million in the three months ended March 31, 2020 and 2019, respectively. The three months ended March 31, 2020 also included $0.7 million of acquisition-related payments for Indegy and $0.1 million of capital expenditures for our new headquarters.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin	Three Months Ended March 31,
(dollars in thousands)	2020	2019
Loss from operations	$(21,672)	$(22,685)
Stock-based compensation	13,035	9,319
Acquisition-related expenses	339	—
Amortization of acquired intangible assets	579	151
Non-GAAP loss from operations	$(7,719)	$(13,215)
Operating margin	(21)%	(28)%
Non-GAAP operating margin	(8)%	(16)%

Non-GAAP Net Loss, Non-GAAP Net Loss Per Share and Non-GAAP Net Loss Per Share	Three Months Ended March 31,
(in thousands, except per share data)	2020	2019
Net loss	$(22,977)	$(21,440)
Acquisition-related expenses	339	—
Stock-based compensation	13,035	9,319
Tax impact of stock-based compensation(1)	198	(649)
Amortization of acquired intangible assets(2)	579	151
Non-GAAP net loss	$(8,826)	$(12,619)

Net loss per share, basic and diluted	$(0.23)	$(0.23)
Acquisition-related expenses	—	—
Stock-based compensation	0.13	0.10
Tax impact of stock-based compensation(1)	—	—
Amortization of acquired intangible assets(2)	0.01	—
Non-GAAP net loss per share, basic and diluted	$(0.09)	$(0.13)

Weighted-average shares used to compute non-GAAP net loss per share, basic and diluted	98,855	93,738
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of amortization of acquired intangible assets is not material.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended March 31,
(dollars in thousands)	2020	2019
Gross profit	$83,947	$67,075
Stock-based compensation	747	652
Amortization of acquired intangible assets	579	151
Non-GAAP gross profit	$85,273	$67,878
Gross margin	82%	84%
Non-GAAP gross margin	83%	85%

Non-GAAP Sales and Marketing Expense	Three Months Ended March 31,
(dollars in thousands)	2020	2019
Sales and marketing expense	$59,855	$52,689
Less: Stock-based compensation	4,496	3,366
Non-GAAP sales and marketing expense	$55,359	$49,323
Non-GAAP sales and marketing expense as % of revenue	54%	61%

Non-GAAP Research and Development Expense	Three Months Ended March 31,
(dollars in thousands)	2020	2019
Research and development expense	$26,831	$21,935
Less: Stock-based compensation	2,948	2,030
Non-GAAP research and development expense	$23,883	$19,905
Non-GAAP research and development expense as % of revenue	23%	25%

Non-GAAP General and Administrative Expense	Three Months Ended March 31,
(dollars in thousands)	2020	2019
General and administrative expense	$18,933	$15,136
Less: Stock-based compensation	4,844	3,271
Less: Acquisition-related expenses	339	—
Non-GAAP general and administrative expense	$13,750	$11,865
Non-GAAP general and administrative expense as % of revenue	13%	15%

Forecasted Non-GAAP Loss from Operations	Three Months Ending June 30, 2020
(in millions)	Low	High
Forecasted loss from operations	$(22.3)	$(20.3)
Forecasted stock-based compensation	16.2	16.2
Forecasted amortization of acquired intangible assets	0.6	0.6
Forecasted non-GAAP loss from operations	$(5.5)	$(3.5)

Forecasted Non-GAAP Net Loss and Non-GAAP Net Loss Per Share	Three Months Ending June 30, 2020
(in millions, except per share data)	Low	High
Forecasted net loss	$(23.2)	$(21.2)
Forecasted stock-based compensation	16.2	16.2
Tax impact of stock-based compensation	0.4	0.4
Forecasted amortization of acquired intangible assets	0.6	0.6
Forecasted non-GAAP net loss	$(6.0)	$(4.0)

Forecasted net loss per share, basic and diluted	$(0.23)	$(0.21)
Forecasted stock-based compensation	0.16	0.16
Tax impact of stock-based compensation	—	—
Forecasted amortization of acquired intangible assets	0.01	0.01
Forecasted non-GAAP net loss per share, basic and diluted	$(0.06)	$(0.04)

Forecasted weighted-average shares used to compute net loss per share, basic and diluted	99.8	99.8